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                                                                    EXHIBIT 10.1


                             DISTRIBUTION AGREEMENT

        This Agreement is entered into as of February 28, 2001, between NEC Corporation, a Japanese corporation with its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan ("NEC"), and Cray Inc., a Washington corporation with its principal place of business at 411 First Avenue South, Suite 600, Seattle, WA 98104-2860, U.S.A. ("Cray").

                                    RECITALS:

        A. NEC is in the business of manufacturing and selling high-performance vector supercomputers. Cray has expertise and capabilities for the distribution of such computers.

        B. NEC desires to appoint Cray as its exclusive North American distributor for NEC's vector supercomputers, as described more particularly in
Section 3, and the software, component parts, and spare parts associated with such vector supercomputers, and as a non-exclusive distributor of the Products elsewhere in the world, and Cray is willing to be such distributor, all in accordance with the terms and conditions of this Agreement.

        C. Concurrently with this Agreement, the parties are entering into a Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") and certain other related agreements (collectively the "Other Agreements"). Except as otherwise defined in this Agreement, all capitalized terms shall have the meanings assigned to them in the Stock Purchase Agreement.

        Now, therefore, in consideration of the premises and covenants contained herein, the parties agree as follows:

1. Term. The initial term of this Agreement (the "Term") shall be conditioned upon and commence upon the closing under the Stock Purchase Agreement, and continue through March 31, 2011. Within ninety (90) days after the fifth anniversary of this Agreement, the parties shall, at the request of either party, meet to review the performance of the parties with regard to their obligations hereunder. If, pursuant to such meeting, it is found that either party has materially breached its obligations hereunder, the other party may terminate this Agreement upon thirty (30) days prior written notice to the breaching party. If neither party gives the other such notice of termination, this Agreement shall continue in effect for the Term; provided, however, that the Term shall be subject to early termination as provided in Sections 9, 14 and 19.11.

2. Products. As used herein, the term "Products" means (i) NEC vector supercomputers, present and future, including the SX-5, the SX-5X, and any other NEC supercomputers using vector processors, including spare parts, and (ii) their software products. The Products shall be specified in the product list to be separately provided by NEC from time to time. Nothing herein shall be construed


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        as obligating NEC to continue development of vector supercomputers beyond SX-5X. NEC reserves the right to discontinue supplying all or some of the Products at its option and at any time during the Term, provided that (i) NEC discontinues all sales of such Product in all countries, (ii) notwithstanding that a final decision on discontinuance has not been made, NEC gives Cray NEC's informal plan with respect to the expected date of discontinuance promptly after NEC believes that (A) all or some of the Products are likely to be discontinued, or (B) the date or any other material provision of any prior notice of discontinuance has changed, and (iii) NEC gives at least three (3) months prior notice to Cray of the date on which NEC will no longer accept purchase orders for such Products. The discontinuance of a Product shall not excuse NEC's obligation to fill accepted orders.

3. Territory/Exclusivity. Subject to the terms and conditions of this Agreement, NEC hereby grants Cray and Cray hereby accepts (i) the exclusive right to sell and distribute the Products in the United States, Canada and Mexico (together, the "Exclusive Territory") and (ii) to the extent permissible under EU and other applicable antitrust laws and regulations (as confirmed by opinions or other legal advice of qualified counsel to the respective parties) the non-exclusive right to sell and distribute the Products in the rest of the world (the "Non-Exclusive Territory" and together with the Exclusive Territory the "Territory"). In the event that the parties are unable to confirm that distribution in a particular territory is permissible under such laws and regulations, the parties will discuss in good faith the feasibility of amending this Agreement as it relates to such territory to the minimum extent necessary so that the grant of non-exclusive rights is permissible under such laws and regulations. Cray's non-exclusive distribution rights in the Non-Exclusive Territory are subject to NEC's existing exclusive distributor agreements, which are listed in the attached Exhibit A. During the Term, NEC will not without Cray's consent
        (i) sell Products knowingly (directly or indirectly) into the Exclusive Territory, (ii) appoint any other distributor of the Products for the Exclusive Territory, or (iii) sell the Products to any reseller that it knows is selling the Products for installation in the Exclusive Territory. During the Term, Cray will not sell vector supercomputers manufactured by any party unrelated to Cray or NEC. A vector supercomputer is any computer with a vector hardware unit as an integral part of its central processing unit boards.

4.      Pricing.

        4.1 Determination of Prices. NEC will sell the Products (excluding spare parts, the purchase prices for which are provided for in
               Section 2.2.4 of Schedule A of the Maintenance Agreement) to Cray at *% of the List

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* Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.


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               Prices for SX-5 computers and *% of the List Prices for SX-5X computers and Products released by NEC following the commencement of the Term. For this purpose the term "List Prices" refers to NEC's standard international list prices for the Products (which prices shall be the same for all countries, except Japan), as published from time to time (such publication, the "Price List"). NEC reserves the right to change any List Price at any time upon not less than thirty (30) days prior notice. Cray will have the exclusive right to control prices to its customers. NEC shall consider in good faith on a case-by-case basis any request by Cray to lower prices to Cray for special competitive situations; provided, that the final determination to lower prices shall be within NEC's sole discretion. In connection with any such request, Cray shall provide NEC with reasonably detailed information regarding the special situation. All transfer prices of the Products are CIP at Cray's designated port/airport in the Territory, provided, however, that NEC shall pay all export and shipping costs. "CIP" means "Carriage And Insurance Paid To" as defined in INCOTERMS 2000.

        4.2 Most Favored Nation. The Marketing Coordination Board created pursuant to the Sales and Marketing Services Agreement shall meet twice during each year of the Term to discuss whether during the preceding twelve months the parties have achieved the objective that *. In the event that the parties agree that this objective has not been achieved, then the parties shall discuss what adjustments, if any, to the transfer prices set forth in Section
               4.1 are appropriate.

        4.3 RPQ. In the event that Cray receives a request from a customer or prospective customer for a special, nonstandard feature or capability of the Products supplied by Cray, and Cray determines that there is no reasonable alternative method of satisfying the request for such feature or capability without requesting that NEC modify the Product, and NEC agrees to such determination, Cray may submit to NEC a Request for Price Quotation ("RPQ") that NEC modify such Product. Provided that the Product in question is designed and manufactured by NEC, and has not been subsequently modified other than by NEC, NEC shall negotiate such RPQ in good faith with Cray and shall, if mutual agreement is reached as to terms and conditions, including reasonable charges for such RPQ, use its reasonable efforts to modify the Product in the manner requested by Cray. Cray shall also pay NEC's reasonable charges for consulting with Cray with respect to a proposed RPQ. Notwithstanding the foregoing, if the requested feature or capability is, in NEC's judgment, commonly applied to the Products for NEC customers, NEC will bear the cost.

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* Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.


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        4.4    Improvement and Enhancement. In the event Cray requests of NEC any improvements or modifications of the software products included in the Products or listed in NEC's Price List (the "Software Products"), NEC shall discuss with Cray in good faith the technical possibility of such requested improvements or modifications and, if they are technically possible, NEC and Cray shall further discuss in good faith (i) the specifications of such requested improvements or modifications, (ii) the possible time schedule of delivery of Software Products which include such requested improvements or modifications and (iii) the costs to be borne by Cray for such requested improvements or modifications. In the event that NEC produces Software Products with improvements or modifications, NEC shall not be obligated to furnish Software Products which include all accumulated improvements and modifications more frequently than twice a year.

5. Title; Delivery. Title to and risk of loss or damage to the Products ordered by Cray shall pass to Cray upon NEC's delivery of the Products to the carrier in Japan (the "Delivery"). Unless otherwise agreed upon between the parties, NEC shall pack the Products in accordance with NEC's standard overseas packing.

6.      Forecasts; Orders; Shipment.

        6.1 Forecast. On or before 5th business day of each month during the Term, Cray shall provide NEC with an eighteen (18) month rolling forecast which will state the number of the Products by model number and system configuration of which Cray reasonably forecasts it will request delivery. Such forecasts shall not constitute a firm order to purchase by Cray nor a firm commitment to sell by NEC. Cray shall use commercially reasonable efforts to provide NEC with accurate forecasts. Commitment to sell a particular Product shall arise only upon the acceptance by NEC of Cray's purchase order for such Product (such purchase order and acceptance, a "Contract").

        6.2 Orders. Cray shall make purchases by submitting firm purchase orders to NEC in such form and manner as NEC may reasonably request, provided, that the terms of such form comply with the terms of this Agreement, and NEC will promptly accept or reject such purchase orders. NEC shall accept such purchase orders with a requested delivery date at least six (6) months after the date of NEC's receipt of such purchase orders. Each purchase order that NEC is obligated to accept pursuant to the foregoing sentence is a "Standard Purchase Order." NEC may, at its sole discretion, accept purchase orders with an delivery date six (6) months or less from the date of NEC's receipt of such purchase orders. If a shortage of production capacity due to prior pending contracts will prevent NEC from delivering a Product by the delivery date requested in a Standard Purchase Order, then: (i) NEC shall promptly notify Cray that NEC will not be able


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               to meet the requested delivery date and provide Cray with a list of available delivery dates and (ii) the Standard Purchase Order shall become a Contract upon Cray's notice to NEC of Cray's acceptance of an available delivery date. If none of the available delivery dates provided by NEC are satisfactory to Cray or Cray's customer, Cray and NEC shall attempt to agree on an acceptable date. Cray's minimum order obligations pursuant to
               Section 9 shall be reduced by the amount of any Firm Orders (as defined in Section 9.1) lost due to NEC's inability to deliver Products by the requested delivery date in a Standard Purchase Order. The terms and conditions of this Agreement shall prevail over any inconsistent terms of sale in any Contract, unless such inconsistency is agreed to in a writing signed by both parties expressly stating that it is a deviation from this Agreement. Unless otherwise expressly agreed upon between the parties in writing, once accepted by NEC, a Contract will be binding upon the parties.

        6.3 Shipment. NEC shall deliver the ordered Products to Cray in accordance with the relevant Contract and this Agreement. If NEC is unable to meet the requested delivery date specified in any Contract, the parties will promptly establish a date mutually acceptable to the parties; provided, however, that NEC shall deliver such Products to Cray as quickly as reasonably possible. Shipment will be by air freight from Japan to locations within the Territory reasonably specified by Cray.

        6.4 Approvals. Export licenses and other legally required approvals for the Products shipped by NEC hereunder shall be the responsibility of NEC, and import licenses and other legally required import approvals shall be the responsibility of Cray (all such licenses and approvals, the "Approvals"). Each party shall use commercially reasonable efforts to promptly obtain the Approvals for which it is responsible, and NEC shall not be required to ship any Product until its receipt of all required Approvals. If shipment of the Products is delayed due to delays in granting or securing Approvals (other than by reason of a breach of the foregoing sentence), then the parties will seek to establish a mutually agreeable alternate date of shipment without penalty by reason thereof.

        6.5 Restrictions on Use of Products. Cray agrees that the Products supplied hereunder shall not be used, sold and/or otherwise disposed for the development and/or manufacture of weapons of mass destruction, or for use in or as any other type of weapons. Should the Products be used for the development and/or manufacturing of weapons of mass destruction or for use in or as any other type of weapons, NEC shall have the right to immediately terminate the relevant Contract, disclaiming all liability on the part of NEC, and Cray shall indemnify NEC for all damages and losses of any nature caused by or arising out of Cray's breach of this Section 6.5. In connection with Cray's distribution of Products to its customers


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               hereunder, Cray shall first obtain from such customers a written contract with a provision having the same kind of disclaimer and indemnification as in this Section 6.5.

7. Acceptance. Prior to Delivery, NEC will test the Products for conformance to their respective specifications in accordance with its standard test procedures, certify all Products which pass as having passed such tests, and supply appropriate test details and results to Cray along with the Products. Cray may perform confirmation tests using NEC test procedures at Cray's or Cray's customer's site. Upon request, NEC will cooperate reasonably with Cray for such tests.

8. Payment. The purchase price for the Products will be paid in United States dollars within sixty (60) days following the Delivery by means of document against acceptance ("D/A"). Amounts not paid when due will bear a late payment charge of 1.5% percent per month or the maximum legal rate, whichever is less. If installation of any Product by Cray at the customer's site is delayed due to the fault of NEC, including without limitation any nonconformance of the Product with the warranty in
        Section 10.1, then NEC will pay Cray interest on the amount actually paid to NEC for such Product at the rate of 1.5% per month or the maximum legal rate, whichever is less, for any period of delay exceeding 60 days. In the event that D/A payment is not accepted by a bank or NEC cannot obtain cargo insurance for reasons attributable to Cray, both parties shall discuss in good faith and agree upon alternatives, including increase of the transfer price, opening a security account, or provision of letters of credit or other financial assurance, for reducing NEC's risks arising therefrom.

9.      Cray Performance Requirements.

        9.1 Minimum Orders. During each overlapping two-year period during the Term (each an "Order Period"), Cray must submit to NEC Firm Orders for Products to be sold that satisfy at least one of the two minimum volume options in Sections 9.1.1 and 9.1.2. For purposes of this Section 9, "Firm Orders" means all Standard Purchase Orders (as defined in Section 6.2) and any other purchase orders that are accepted by NEC hereunder. The initial Order Period runs from April 1, 2001 through March 31, 2003; the second Order Period runs from April 1, 2002 through March 31, 2004; and the third Order Period runs from April 1, 2003 through March 31, 2005, and so on throughout the Term.

               9.1.1 Minimum Order Volume Option. To satisfy this option, during each Order Period Cray must submit Firm Orders that total at least


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                      $* during the first Order Period, $* during the second
                      Order Period, and $* during the third Order Period and each subsequent Order Period (each of the foregoing amounts, a "Minimum Order Volume"). To satisfy the requirements of this Section 9.1.1, not less than *% of the Minimum Order Volume for each Order Period must be attributable to sales by Cray in the Exclusive Territory. The balance of the Minimum Order Volume for each Order Period may be attributable to Incremental Sales. "Incremental Sales" are sales by Cray in the Non-Exclusive Territory (i) for which NEC did not submit a Best and Final Order (BAFO) in procurements for which a BAFO is required, or (ii) where no BAFO is required, sales in which NEC did not submit an offer equivalent to a BAFO. The parties shall consult regarding the identification of Incremental Sales. For the avoidance of doubt, Minimum Order Volumes shall be calculated on the basis of the transfer prices actually paid to NEC by Cray for the Products.

               9.1.2 Percentage Order Volume Option. To satisfy this option, during each Order Period, Cray must submit Firm Orders to NEC representing Cray Revenues of at least the Minimum Percentage of SX Revenues. "Minimum Percentage" means, during the first Order Period, *%; during the second Order Period, *%; and during the third Order Period and each following Order Period, *%. "SX Revenues" means worldwide gross revenues from all sales of the Products, including, without limitation, revenues from sales by Cray of the Products hereunder, but excluding (i) revenues from sales by NEC in Japan and sales to NEC or to its majority-owned subsidiaries (to the extent that NEC or such subsidiaries are intended to be the end-users of the Products sold) and, (ii) revenues from Incremental Sales. "Cray Revenues" means Cray's gross revenues from Firm Orders for sales of Products in the Exclusive Territory. For purposes of this
                      Section 9.1.2, revenue shall equal the price at which the Products are sold to end-users.

        If in any Order Period Cray fails to satisfy both of the minimum order volume options set forth above, NEC may as its exclusive remedy, after at least ninety (90) days written notice to Cray, (i) change the exclusive distributorship of Cray in North America into a non-exclusive distributorship,
(ii) terminate Cray's distributorship in North America, or (iii) terminate this Agreement.

        The parties recognize that the above figures are minimums only, and that Cray's objective in entering into this Agreement is to sell greater volumes of Products as

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* Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.


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follows: Firm Orders to NEC of $* in the first Order Period, $* in the second
Order Period, and $* in the third and each subsequent Order Period.

        9.2    Revenue Determination.

               9.2.1 Cray Revenues and SX Revenues shall be determined by reference to the vector computer sales data published by the International Data Corporation ("IDC") following the close of each Order Period relating to such Order Period (the "Sales Data"). If either party disputes the Sales Data, it may request IDC investigate the Sales Data, in which event any adjusted Sales Data republished by IDC shall be the Sales Data; provided, that neither party is obligated to wait for IDC to investigate or publish adjusted Sales Data before pursuing the remedy set forth in Section 9.2.4 below.

               9.2.2 NEC shall provide IDC with accurate information regarding its sales to the extent necessary to permit IDC to determine the SX Revenues. Cray shall provide IDC with accurate information regarding its sales to the extent necessary to permit IDC to determine the Cray Revenues.

               9.2.3 In the event that the Sales Data published by IDC is insufficient to calculate SX Revenues or Cray Revenues or is not available or timely at the close of an Order Period, the parties shall request IDC prepare and publish a bulletin containing sufficient Sales Data to determine the SX Revenues and Cray Revenues.

               9.2.4 In the event that either party disputes the Sales Data or cannot obtain all necessary Sales Data within thirty (30) days following the close of an Order Period, either party may submit the determination of the SX Revenues and Cray Revenues to determination by arbitration in accordance with Section 18.1.

        9.3 Sales Efforts. Cray shall use commercially reasonable efforts to sell and promote the sale of the Products in the Exclusive Territory, which shall be at least equivalent to Cray's efforts to sell and promote the sale of its supercomputers in the Exclusive Territory. NEC's exclusive remedy for Cray's breach of this Section 9.3 shall be termination of this Agreement; provided, that Cray has acted diligently and in good faith to sell and promote the sale of Products.

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* Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.


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        9.4    Licenses and Regulations. Cray shall obtain and maintain in full force and effect all licenses and consents required to carry on business as a distributor of the Products hereunder, and shall in all material respects comply with any and all applicable laws, regulations and orders of governmental authorities and agencies in performing its obligations hereunder.

        9.5 Export Control. Cray shall not re-export, directly or indirectly, any Product to any country for which the U.S. government or any agency of the U.S. government at the time of re-export requires a license or other government approval without first obtaining such license or approval, or otherwise export or re-export the Product in violation of U.S. or Japanese law.

10.     Warranty/Warranty Claim Procedures/General Failures.

        10.1 Warranty. NEC warrants to Cray that each Product and part thereof will (i) be in good working order and free of error or defect that materially impairs use, and (ii) conform in all material respects to NEC's published specifications for such Product. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR OBLIGATIONS, EXPRESS OR IMPLIED. NEC EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        10.2 Warranty Claims Procedures. Cray shall notify NEC in writing and reasonable detail of any nonconformance with the warranty in
               Section 10.1 with respect to a particular Product or part within three months after its Delivery in accordance with the procedures set forth in the Operational Plan (as defined in the Maintenance Agreement). In the event that the Product or part does not conform to the warranty in Section 10.1, NEC shall, as Cray's exclusive remedy, deliver a replacement for the nonconforming Product or part within ten (10) business days from NEC's receipt of such notification from Cray. If NEC cannot with commercially reasonable efforts deliver the replacement Product or part within such ten (10) business day period, NEC shall, prior to the expiration of such period, deliver to Cray a written schedule for delivery of the replacement and use commercially reasonable efforts to comply with such schedule.

        10.3 Warranty Exclusions. The warranties for the Products shall not apply to defects resulting from (i) improper or inadequate maintenance by Cray or its customers; (ii) modification of the Products in a manner which is not expressly authorized by NEC;
               (iii) misuse; (iv) Cray or customer supplied parts, software or interfacing not authorized by NEC; or (v) operation outside the environmental specification for the Products.


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        10.4   Third Party Beneficiaries. All warranties that NEC provides to
               Cray hereunder are solely for Cray's benefit. Cray shall not transfer or assign any of such warranties to any other party, including Cray's customers.

11.     Confidentiality.

        11.1 Confidential Information. Each party agrees to keep all Confidential Information (as defined below) confidential and not to use or disclose such information except as required by law or stock exchange rule or regulation, authorized by this Agreement or otherwise authorized by the disclosing party in writing, and to accord such Confidential Information the same standards and protections that it uses to protect its own confidential business information. Each party will limit dissemination of Confidential Information to its employees, contractors and agents who reasonably require access in order to carry out the terms of this Agreement and who have been informed of and are obligated to maintain confidentiality. Except for Confidential Information necessary for the performance of obligations or exercise of rights under this Agreement, all materials or documents in the receiving party's possession containing Confidential Information will be returned to the disclosing party promptly following written request therefor. If the receiving party is subpoenaed or ordered by any court or governmental agency to disclose Confidential Information, it will provide prompt written notice to the other party so as to allow the other party to seek a protective order to protect the confidentiality of such information. As used herein, "Confidential Information" means (y) the terms of this Agreement and the Other Agreements, and (z) all data and information received by one party from the other (whether received orally or in electronic, written or other form) including, without limitation, know-how and trade secrets relating to or contained or embedded in the Products. Confidential Information does not include information: (i) that is or becomes generally available to the public through no fault or breach by the receiving party; (ii) that the receiving party can document was already known to it prior to disclosure by the disclosing party; (iii) that was independently developed by the receiving party without use of any of the other party's Confidential Information; and (iv) that the receiving party rightly obtained from a third-party who did not transfer or disclose it in violation of a confidentiality obligation to the other party.

        11.2 Survival. The obligations of this Section 11 will survive expiration or termination of this Agreement for a period of two
               (2) years.

12.     Indemnity.

        12.1 By NEC. NEC will defend, indemnify and hold Cray harmless from all costs of any claim that Products infringe any patent, copyright or other


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               intellectual property right of any third party. If any such claim has occurred, or in NEC's opinion is likely to occur, NEC shall, at its option and its expense, either (i) procure for Cray the right to continue selling the relevant Product hereunder, (ii) replace or modify the relevant Product so that it becomes non-infringing, or (iii) if neither of the foregoing is practicable, refund the depreciated value of the relevant Product and accept return of the same. This Section 12 states the entire liability of NEC for infringement of intellectual property rights for the Products provided hereunder.

        12.2 By Cray. Cray will defend, indemnify and hold NEC harmless from all costs of any claim (whether for infringement of patents, copyrights or other intellectual property rights or otherwise) resulting from (i) NEC's compliance with Cray's specifications, instructions or designs, (ii) modification of the Products by Cray or a third party, (iii) use of the Products other than as specified in relevant specifications provided by NEC, (iv) use of the Products with products not approved or supplied by NEC, if such infringement could have been avoided by the exclusive use of the Products, and (v) the improper furnishing of any information, service or technical support by Cray.

        12.3 Notification and Procedures. In connection with any indemnity hereunder, the party seeking an indemnity shall: (i) promptly notify the indemnifying party of any claim or proceeding, or threatened claim or proceeding; (ii) permit the indemnifying party to take full control of such claim or proceeding; (iii) cooperate in the investigation and defense of such claim or proceeding; (iv) not compromise or otherwise settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed; and (v) take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding. In any action in which the indemnifying party assumes control, the indemnifying party shall not enter into any settlement without the prior written consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed.

13.     Trademarks.

        13.1 NEC Marks. To the extent it has the right to do so, NEC grants Cray, during the Term and in the Territory, a nonexclusive license to use NEC trademarks, including NEC model nomenclature, applicable to the Products (the "Marks") solely in connection with, and only to the extent reasonably necessary for, the marketing, distribution and support of Products during the Term, provided that any such use and display shall comply with NEC's then current trademark usage policies. NEC shall have the right to object to any use of its Marks by Cray in its sole discretion by providing written notice to Cray and Cray shall promptly


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

               cease any such objectionable use. Cray hereby acknowledges that the Marks and all goodwill associated therewith are the property of NEC and that except as expressly provided in this Section 13, Cray shall not acquire any rights in or to the Marks. Cray agrees to fully cooperate with NEC with respect to the protection of NEC's rights in the Marks.

        13.2 Co-Branding. The parties may brand certain of the Products with both Cray trademarks and the SX-5 and SX-5X model nomenclature (each a "Contribution"). In the event that such co-branding becomes a trademark (a "New Mark" ), such New Mark shall be jointly owned by NEC and Cray and each of NEC and Cray shall have the right to use the New Mark during the term of this Agreement solely in connection with Products distributed hereunder. Following the termination or expiration of this Agreement, neither party shall have the right to use the New Mark without the other party's written consent; provided that this Section
               13.2 shall not (i) confer on either party any rights to the other party's Contribution following the expiration or termination of this Agreement or (ii) restrict either party's right to use its Contribution in association with products or services other than the Products during the Term or following the termination or expiration of this Agreement.

14.     Termination.

        14.1 Material Breach. Except for Cray's failure to satisfy the minimum order requirement provided for in Section 9.1 (which shall be governed by Section 9.1), either party may terminate this Agreement if the other party materially breaches any term of this Agreement and such breach is not cured (i) in the case of a breach of Section 8 within five (5) business days after receipt of notice of such breach or (ii) in the case of a breach of any other provision of this Agreement within thirty (30) days after receipt of notice of such breach.

        14.2 Other. Either party may terminate this Agreement and any existing Contracts immediately if (i) the other party files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges insolvency, (ii) the other party is adjudged bankrupt or goes into liquidation, (iii) a receiver is appointed for the benefit of the other party, or (iv) there shall occur a Change of Control of the other party. "Change of Control" means (a) (i) the merger or consolidation of a party into or with one or more entities, (ii) the merger or consolidation of one or more entities into or with a party or
               (iii) a completed tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of such party prior to such merger, consolidation or business combination do not retain at least a majority of the voting power of the surviving entity or (b) the voluntary sale, conveyance,


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

               exchange or transfer to another entity of (i) the voting capital stock of a party if, after such sale, conveyance, exchange or transfer, the stockholders of such party prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of such party or (ii) all or substantially all of the assets of a party.

        14.3 Continuing Obligations. Termination of this Agreement or any Contract by expiration or otherwise shall not affect any obligation of Cray to pay for the Products shipped prior to such termination. Upon termination of this Agreement or any Contract, all payments required to be made by Cray to NEC hereunder or thereunder shall become immediately due and payable.

15.     Software License.

        15.1 Cray. NEC hereby grants Cray, during the Term and in the Territory, a non-exclusive license to distribute the Software Products in accordance with the terms and conditions of this Agreement. Section 4 shall be applied to the pricing of the Software Products. NEC hereby grants Cray, during the Term and in the Territory, a nonexclusive license to use the Software Products solely for internal use for purposes of marketing, distribution, sale, services and support of Products. Other than the rights provided above in this Section 15.1, nothing herein shall be construed as granting Cray any right or license to NEC's software products, including, without limitation, rights to copy, reproduce and modify. Cray agrees (i) not to reverse assemble or reverse engineer any Product, or decompile or otherwise attempt to derive source code from the Software Products, (ii) not to authorize or permit others to do so, and (iii) to promptly inform NEC of any such action taken by third parties of which Cray becomes aware.

        15.2 Customers. NEC shall grant Cray's customers of the Products all software licenses NEC normally grants to NEC customers for the same Products, subject to any necessary third party consents in the case of any Software Product that is third-party software. Cray shall obtain customer signatures on such software license agreements, as required by NEC. All fees for such licenses shall be included in the price of the associated Products. If a Cray customer needs software source code, the parties shall agree, on a transaction-by-transaction basis, for NEC to license the applicable source code to such customer; provided, however, that
               (i) Cray will obtain and pay for any third party consents required for such license, with the reasonable assistance and cooperation of NEC, and (ii) the customer agrees to enter into any relevant NEC or third-party source code license(s). If such source code is NEC's source code, NEC will grant such a customer license for the source code to the extent NEC normally grants such licenses to its customers for the same Software Products. NEC shall not unreasonably refuse to license such a customer, but if NEC should nonetheless refuse to license the source code, Cray's minimum order obligations pursuant to Section 9.1 shall be reduced by the amount of any Firm Orders lost as a result.

16. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Except for claims arising out of third party tort claims where a Product is determined by a court of competent jurisdiction to have caused bodily injury, death or property damage, or claims pursuant to Section 12.1, NEC's maximum liability arising out of or relating to the Products sold to Cray hereunder for any cause whatsoever, regardless of the form of any claim or action, whether based on contract, tort or any other legal theory, shall not exceed the transfer price paid by Cray for the relevant Product.

17. Contact Persons. Each party will appoint a senior management person to be its principal contact person for communications regarding the relationship between the parties created by this Agreement, and the contact persons will meet regularly to discuss plans, issues, and concerns. Each party may change its contact person at any time by written notice to the other party. The initial contact person for each party will be:

        CRAY INC.

        Rene G. Copeland
        411 First Avenue South, Suite 600
        Seattle, WA 98104-2860
        Phone: (206) 701-2152
        Fax: (206) 701-2218
        Email: renec@cray.com

        With a copy to:

        Kenneth W. Johnson
        411 First Avenue South, Suite 600
        Seattle, WA 98104-2860
        Phone: (206) 701-2091
        Fax: (206) 701-2218
        Email: ken@cray.com


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

        NEC CORPORATION

        Tadashi Watanabe
        7-1 Shiba 5-chome
        Minato-ku, Tokyo 108-8001
        Phone: 81-3-3798-9139
        Fax: 81-3-3798-9130
        Email: watanabe@sxsmd.ho.nec.co.jp

18.     Dispute Resolution.

        18.1 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement that the parties are unable to resolve amicably shall be determined and settled by arbitration in London, U.K. in accordance with the rules then in effect of the International Chamber of Commerce, and both parties hereby consent to the jurisdiction thereof. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction.

        18.2 Performance Not Excused by Dispute. Except where clearly prevented by the matter in dispute, both parties agree to continue performing their respective obligations under this Agreement while any dispute is being resolved.

19.     Miscellaneous.

        19.1 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that (i) without the consent of the other party, a party may assign any or all of its rights and delegate its obligations hereunder to any entity controlling, controlled by or under common control with such party, in which event the assigning party shall remain fully liable for the performance of all its obligations hereunder; and (ii) subject to
               Section 14.2, a successor in interest by merger, by operation of law, or by assignment, purchase or other acquisition of all or substantially all of the business of such party may acquire the respective rights and obligations of such party under this Agreement. Any prohibited assignment shall be null and void.

        19.2 Construction. This Agreement is the result of negotiation between sophisticated parties and no provision hereof shall be construed against a party solely because that party was responsible for drafting the provision.

        19.3 Entire Agreement. This Agreement and the Other Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect to such subject matter.

        19.4 Severability. If any provision contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal or unenforceable shall substantially impair the benefits to either party of the remaining provisions hereof.

        19.5 Waiver and Amendment. No waiver of any violation or nonperformance of this Agreement in one instance will be deemed to be a waiver of any subsequent violation or nonperformance. All waivers must be in writing and signed by the party making such waiver. This Agreement may not be modified or amended except in writing signed by both parties.

        19.6 Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier or personal delivery to the address below:

        If to Cray:

               Cray Inc.
               411 First Avenue South, Suite 600
               Seattle, WA 98104-2866
               Telecopy: (206) 701-2218
               Attention: Kenneth W. Johnson

        With a copy to:

               Stoel Rives LLP
               900 SW Fifth Avenue, Suite 2600
               Portland, OR 97204-1268
               Telecopy: (503) 220-2480
               Attention: Jere M. Webb

        If to NEC:

               NEC Corporation
               1-10, Nisshincho
               Fuchu City
               Tokyo 183-8501 Japan
               Telecopy: 81-42-333-6382
               Attention: General Manager, Supercomputer Marketing
                          Promotion Division

        With a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019
               Telecopy: (212) 757-3990
               Attention: Marc E. Perlmutter

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by a recognized international express courier service, if delivered by courier: five
(5) business days after being deposited in the mail, postage prepaid if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 19.6 designate another address or person for receipt of notices hereunder.

        19.7 Survival. The provisions contained in this Agreement that by their sense and context are intended to survive the termination of this Agreement shall survive any such termination.

        19.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        19.9 Headings. The headings in this Agreement are for convenience or reference only and shall not limit or otherwise affect the meaning hereof.

        19.10 Choice of Law. This Agreement will be governed by the internal laws of the State of New York without regard to the conflicts of laws principles thereof.

        19.11 Force Majeure. If the whole or any part of the performance by either party of any part of its obligations under this Agreement is prevented, hindered or delayed or otherwise made impracticable by reason of strikes, labor troubles, floods, fires, accidents, earthquakes, riots, explosions, wars, hostilities, acts of government, customs barriers or taxes, export/import control regulations, interruption or shortage of or delay in transportation, inability to obtain key raw materials, components or supplies or other causes of like character beyond the reasonable control of that party, such party shall be excused from such performance (other than payment obligations) during the continuance of such contingency and for so long as such contingency shall continue to prevent, hinder or delay such performance. If the contingency specified in this Section 19.11 shall continue for more than six (6) months from its occurrence, either party may terminate this Agreement forthwith without any liability (subject to Section 14.3) by giving a written notice to the other party. Notwithstanding the foregoing, (i) Cray's minimum order obligation pursuant to Section 9.1 shall be reduced to the extent that NEC is unable to accept Cray purchase orders due to a force majeure and (ii) Cray may cancel any Contract if the corresponding order is cancelled by Cray's customer due to NEC's delay caused by a force majeure.

        19.12 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties and each party's respective successors and permitted assigns.

        19.13 Disclaimer of Agency. Cray is and shall remain an independent contractor of NEC. Neither party has the authority to make any statement, representation, warranty or other commitment on behalf of the other party. Nothing contained herein or done pursuant to this Agreement shall constitute the parties as entering into a joint venture or partnership, or shall constitute either party as the agent of the other party for any purpose whatsoever and neither party shall represent or hold itself out otherwise.


               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed in duplicate by their duly authorized representatives as of the date first above written.

                                        CRAY INC.

                                        By   /s/  James E. Rottsolk
                                          -------------------------------------
                                          Name: James E. Rottsolk
                                          Title: President and CEO

                                        NEC CORPORATION

                                        By /s/  Kazuhiko Kobayashi
                                          -------------------------------------
                                           Name: Kazuhiko Kobayashi
                                           Title: Senior Vice President

                                    EXHIBIT A

NEC EXCLUSIVE DISTRIBUTION RIGHTS

1.      *

2.      *

3.      *

4.      *





--------
* Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.



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